Exhibit 10.2

January 5, 2010

Wachovia

Attention: Mr. Russ Lyons

Russ.lyons@wachovia.com

With a copy to:

Attention: Mr. Paul Hulbert

paul.hulbert@wachovia.com

Re:	Irrevocable Standby Letter of Credit

LC # SM209681

USD $4,325,701.91

Acct.: Blockbuster Inc. (“Blockbuster”)

Dear Mr. Lyons:

We hereby request that you cancel the letter of credit referenced above.

Please don’t hesitate to contact the undersigned with any questions regarding this matter.

Sincerely,

/s/ Russell Birk

Russell Birk
Vice President & Treasurer
Blockbuster Inc.

Acknowledged and agreed for purposes

of the cancellation of letter of credit # SM209681:

VIACOM INC.

By:	/s/ Keyes Hill-Edgar
Name: Keyes Hill-Edgar
Title: Senior Vice President